Exhibit 99.1

GFG Holding, Inc. and Subsidiaries

Consolidated Financial Statements
Years Ended December 31, 2020 and 2019

GFG Holding, Inc. and Subsidiaries

2

Independent Auditor’s Report

The Board of Directors

GFG Holding, Inc. and Subsidiaries

Atlanta, Georgia

Opinion

We have audited the consolidated financial statements of GFG Holding, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter - COVID-19

As more fully described in Note 2 to the consolidated financial statements, the Company was materially impacted by the outbreak of a novel coronavirus (COVID-19), which was declared a global pandemic by the World Health Organization (WHO) in March 2020. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

3

GFG Holding, Inc. and Subsidiaries

Contents

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Atlanta, Georgia

October 5, 2021

4

Consolidated Financial Statements

GFG Holding, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except for share amounts)

December 31,	2020	2019
Assets
Current Assets
Cash and cash equivalents	$17,967	$1,941
Restricted cash	9,083	-
Trade receivables, net of allowance of $954 and $660, respectively	3,852	4,605
Other receivables	1,050	285
Inventory	2,339	2,449
Prepaid expenses and other current assets	1,508	2,137
Assets held for sale	5,312	-
Total Current Assets	41,111	11,417
Property and Equipment, Net	6,220	24,377
Trademarks and Other Non-Amortizable Intangible Assets	314,170	338,646
Amortizable Intangible Assets, Net	7,618	9,297
Other Assets	395	955
Total Assets	$369,514	$384,692
Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable and accrued expenses	$12,601	$7,823
Deferred revenue	2,550	1,080
Current portion of long-term debt, net of discount	17,845	241,562
Total Current Liabilities	32,996	250,465
Long-Term Debt, net of debt discount	241,844	-
Deferred Taxes	31,269	39,998
Other Long-Term Liabilities	1,182	3,331
Total Liabilities	307,291	293,794
Commitments and Contingencies
Stockholder’s Equity
Common stock, $0.01 par value, authorized 5,000 shares; issued and outstanding 5,000 shares	-	-
Additional paid-in capital	160,770	160,634
Accumulated deficit	(98,547)	(69,736)
Total Stockholder’s Equity	62,223	90,898
Total Liabilities and Stockholder’s Equity	$369,514	$384,692

See accompanying notes to consolidated financial statements.

5

GFG Holding, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands)

Year ended December 31,	2020	2019
Revenues
Royalty revenue	$24,840	$31,068
Factory revenue	24,267	29,663
Company store revenue	63,729	85,008
Franchise fee revenue	888	1,894
Licensing and other revenue	612	973
Total Revenues	114,336	148,606
Operating Expenses
Cost of revenues	23,099	34,794
Selling, general and administrative expenses	73,987	83,022
Depreciation and amortization	4,074	5,114
Other expenses	4,402	1,802
Impairment of goodwill	-	60,500
Impairment of trademarks	24,476	4,998
Total Operating Expenses	130,038	190,230
Operating Loss	(15,702)	(41,624)
Nonoperating Expense
Interest expense, net	20,911	23,439
Other expense, net	94	484
Total Nonoperating Expense	21,005	23,923
Loss Before Income Taxes	(36,707)	(65,547)
Income Tax Expense (Benefit)	(8,375)	2,260
Net Loss	$(28,332)	$(67,807)

See accompanying notes to consolidated financial statements.

6

GFG Holding, Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Equity

(In thousands, except for share amounts)

	Common Stock		Additional
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2018	5,000	$-	$160,777	$(1,929)	$158,848
Net loss	-	-	-	(67,807)	(67,807)
Reduction to additional paid-in capital	-	-	(143)	-	(143)
Balance, December 31, 2019	5,000	-	160,634	(69,736)	90,898
Impact of change in accounting policy	-	-	-	(479)	(479)
Adjusted Balance, January 1, 2020	5,000	-	160,634	(70,215)	90,419
Equity-based compensation expense	-	-	136	-	136
Net loss	-	-	-	(28,332)	(28,332)
Balance, December 31, 2020	5,000	$-	$160,770	$(98,547)	$62,223

See accompanying notes to consolidated financial statements.

7

GFG Holding, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

Year ended December 31,	2020	2019
Cash Flows from Operating Activities
Net loss	$(28,332)	$(67,807)
Adjustments to reconcile net loss to net cash provided by operating activities:
Bad debt expense	444	1,327
Deferred tax expense	(8,559)	2,356
Equity-based compensation expense	136	-
Loss on disposal of assets	294	1,886
Gain on sale of Company-operated restaurants	(223)	-
Revaluation of assets held for sale	4,439	-
Depreciation and amortization	4,074	5,114
Amortization of debt discount	2,027	2,027
Impairment of goodwill	-	60,500
Impairment of trademarks	24,476	4,998
Paid-in-kind interest for long-term debt	659	-
Changes in assets and liabilities:
Trade receivables	309	(265)
Other receivables	(765)	735
Inventory	254	(373)
Prepaid expenses and other current assets	628	406
Other assets	293	832
Accounts payable and accrued expenses	4,777	(1,277)
Deferred revenue	822	(250)
Other long-term liabilities	(874)	134
Net Cash Provided by Operating Activities	4,879	10,343
Cash Flows from Investing Activities
Purchases of property and equipment	(2,733)	(6,902)
Proceeds from the sale of Company-operated restaurants, net of selling costs	7,522	-
Acquisitions, net of cash acquired	-	110
Reduction to additional paid-in capital	-	(143)
Net Cash Provided by (Used in) Investing Activities	4,789	(6,935)
Cash Flows from Financing Activities
Payments on long-term debt	(2,500)	(4,500)
Issuance of long-term debt	17,941	-
Net Cash Provided by (Used in) Financing Activities	15,441	(4,500)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	25,109	(1,092)
Cash, Cash Equivalents and Restricted Cash, beginning of year	1,941	3,033
Cash, Cash Equivalents and Restricted Cash, end of year	$27,050	$1,941
Supplemental Cash Flow Information
Cash paid for interest	$15,627	$22,102
Cash paid for income taxes	145	85

See accompanying notes to consolidated financial statements.

8

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

1. Summary of Significant Accounting Policies

Description of Business

GFG Holding, Inc. and Subsidiaries (GFGH or the Company) is a strategic brand management company that owns and manages a portfolio of five franchised brands. The Company’s brands (Great American Cookies, Marble Slab Creamery, Pretzelmaker, Hot Dog on a Stick and Round Table Pizza) are in the quick service restaurant (QSR) industry. GFG Management, LLC (GFGM), a wholly owned subsidiary of GFGH, manages all five franchised brands. The franchise network, across all of the Company’s brands, consists of approximately 1,450 retail stores in ten countries. In 2020, the Company’s stores that operated under the brands Pretzel Time and MaggieMoo’s were rebranded under the brands Pretzelmaker and Marble Slab Creamery, respectively.

GFGH was formed on July 2, 2010 as a Delaware corporation. Global Franchise Group, LLC (GFG) is a wholly owned subsidiary of GFGH.

On November 19, 2018, LS GFG Holdings Inc., a holding company formed by Lion Capital LLP and Serruya Private Equity Inc., acquired the outstanding stock of GFGH (the 2018 Acquisition).

On July 22, 2021 (the Transaction Date), FAT Brands Inc. acquired LS GFG Holdings Inc. and its direct and indirect subsidiaries including GFGH (the Transaction) (see Note 13).

GFGH earns revenues primarily from the franchising, royalty, licensing and other contractual fees that third parties pay for the right to use the intellectual property associated with the Company’s brands and from the sale of cookie dough, pretzel mix and other ancillary products to certain of the Company’s franchisees.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of GFGH and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements do not include the accounts or operations of certain marketing funds (see Note 1 – Advertising).

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, among other things, valuation of intangible assets, estimation of the useful lives of identified intangible assets and fixed assets, allowances for doubtful accounts receivable, deferred tax assets, income tax uncertainties and other contingencies.

9

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash accounts at financial institutions, which are insured by the U.S. Federal Government up to a maximum of $250 at each financial institution. At various times during the year, cash balances exceeded the insured limits. Due to the high credit quality of each financial institution, management considers credit risk to be minimal.

Restricted cash at December 31, 2020 consists of (i) $6,949 of cash proceeds received from the refranchising of certain Company-owned stores during 2020 that were subsequently used to pay down a portion of the Company’s long-term debt in March 2021 per the terms of the Company’s amended credit agreement (see Note 8) and (ii) $2,134 of Paycheck Protection Plan loan proceeds received by a certain subsidiary of the Company whose remaining Company-owned stores the Company intends to refranchise during 2021. These funds were subsequently released to the Company in June 2021 as a result of loan forgiveness from the Small Business Administration.

Trade Receivables

Trade receivables consist of amounts expected to be collected from franchisees for royalties, franchise fees and cookie dough and pretzel mix sales and from licensees for license fees.

The Company determines the allowance for doubtful accounts based upon a specific review of outstanding customer balances and a general reserve based on the aging of customer accounts and write-off history. Accounts receivable are written off against the allowance for doubtful accounts when it is probable the receivable will not be recovered. The Company monitors the financial condition of its franchisees and licensees and records provisions for estimated losses on receivables when the Company believes that its franchisees or licensees are unable to make their required payments. While the Company uses the best information available in making its determination, the ultimate recovery of recorded receivables is also dependent upon future economic events and other conditions that may be beyond the Company’s control.

Inventory

Inventories consist of finished goods and raw materials and are recorded at the lower of cost (first-in, first-out method) or net realizable value. In assessing the ability to realize the cost of inventories, judgments are made as to future franchise demand requirements and the shelf life for perishable products. Inventory requirements change based on projected customer demand, which changes due to fluctuations in market conditions and consumers’ preferences. Inventories consisted of the following:

December 31,	2020	2019
Finished goods	$1,429	$1,735
Raw materials	910	714
Total	$2,339	$2,449

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GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1 – This level consists of unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 – This level consists of unadjusted quoted prices other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 – This level consists of unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, restricted cash, trade receivables, other receivables, prepaid expenses, accounts payable and accrued expenses and deferred revenue approximate their respective fair value based on the short-term nature of these instruments.

The Company determines the fair value of its debt based on various factors, including maturity schedules, call features and current market rates. The fair value of the Company’s debt is approximately $265,601 and $249,500 as of December 31, 2020 and 2019, respectively.

Long-Lived Assets, Goodwill, Trademarks and Other Intangible Assets

Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 25 years. The costs of leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the expected lease term, including renewals, or the estimated useful life of the asset.

Long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment loss is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Intangible assets are classified into three categories: (1) goodwill, (2) intangible assets with indefinite lives not subject to amortization and (3) intangible assets with definite lives subject to amortization.

11

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. The Company tests goodwill for impairment on an annual basis, or more frequently if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount (a triggering event). Upon the occurrence of a triggering event, a quantitative test is necessary, and the Company would perform a one-step impairment test comparing the fair value of the entity with its carrying value. The excess carrying value over fair value, if any, would represent the impairment loss.

Indefinite-lived intangible assets are not amortized. An intangible asset that is not amortized is periodically evaluated to determine whether events and circumstances continue to support an indefinite useful life. If the Company subsequently determines that an intangible asset that is not amortized has a finite useful life, the intangible asset is amortized prospectively over its estimated remaining useful life. Amortizable intangible assets are generally amortized on a straight-line basis.

Trademarks represent the value of expected future royalty income associated with the ownership of the Company’s brands, namely, Great American Cookies, Marble Slab Creamery, Pretzelmaker, Hot Dog on a Stick and Round Table Pizza. Other non-amortizable intangible assets consist of the customer/supplier relationships with the Great American Cookies and Pretzelmaker franchisees. Trademarks and the customer/supplier relationships acquired in a business combination are not amortized. Instead, they are tested for impairment annually or upon a triggering event unless it is subsequently determined that the intangible asset has a finite useful life. At each reporting period, trademarks and other non-amortizable intangible assets are assessed to determine if any changes in facts or circumstances require a reevaluation of the estimated value. Impairment tests for trademarks include comparing the fair value of the respective reporting unit with its carrying value. The Company uses a methodology in conducting these impairment assessments, which includes cash flow analyses that the Company believes are consistent with the assumptions hypothetical marketplace participants would use. Where applicable, an appropriate discount rate is used that is commensurate with the risk inherent in the projected cash flows.

Other intangible assets are amortized over their respective estimated useful lives to their estimated residual values and periodically reviewed for impairment should indicators of possible impairment arise. Amortizable intangible assets consist of franchise agreements, which are amortized on a straight-line basis over periods ranging from four to eight and a half years, which is representative of the economic benefits the Company expects to receive from the respective agreements.

In 2019, the Company voluntarily changed its annual impairment testing date for indefinite-lived intangible assets from September 30 to the first business date of the fourth quarter in the fiscal year. The Company believes the new date is preferable because it aligns the impairment test with the budgeting, forecasting, quarter-end and annual closing processes. The Company determined it was impracticable to apply the change in accounting principle retrospectively because it could not determine the indefinite-lived intangible assets estimate at the new impairment testing date without the use of hindsight. Accordingly, the Company applied the change in accounting principle prospectively. The change in the annual impairment testing date did not impact the consolidated financial statements, nor did it delay, accelerate, avoid or trigger an impairment charge. The Company has determined that this change is preferable.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

12

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company’s policy is to recognize, when applicable, interest and penalties on uncertain income tax positions as part of the income tax provision. As of December 31, 2020 and 2019, the Company had no uncertain tax positions.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which replaced the previous revenue recognition guidance. The Company adopted Topic 606 effective January 1, 2020 using the modified retrospective transition method. The Company elected to apply the cumulative effect method only to those contracts that were not completed contracts as of the adoption date. The impact to revenue in 2020 as a result of the adoption of Topic 606 was approximately $1.0 million, which is the result of a change in the number of accounting units or performance obligations in its contracts upon adoption of Topic 606. Specifically, the Company determined that its contracts contained a single performance obligation and franchise fees would be recognized ratably over the term of the contract under Topic 606. Under previous revenue recognition guidance, franchise fees were generally recognized upon store opening. Prior period amounts have not been adjusted and continue to be reported under accounting standards in effect for the prior period. See Note 3, Revenue Recognition, for additional information on the impact of the adoption of Topic 606.

In accordance with Topic 606, the Company recognizes revenue at the amount to which it expects to be entitled when control of the products or services is transferred to its customers. Control is generally transferred when the Company has a present right to payment and the title and the significant risks and rewards of ownership of products or services are transferred to its customers. The Company derives revenue from franchise agreements, which include franchise fees and royalties; factory sales, which include the sale of goods produced by the Company; Company-owned store sales; and licensing and other sales.

Nature of Products and Services and Significant Judgments

The Company derives revenue from franchise fees and royalties in its franchise agreements, for which the Company provides 1) pre-opening services, including site evaluation and selection, store architecture and design, development and operational training, and 2) a franchise license, including brand trademarks, service marks, trade names, signs associated with designs, artwork, logos, distinctive business format, and ongoing services that support the franchise license. The Company’s franchise agreements generally provide a franchise license for a term of 10 years with a right to renew thereafter. Franchise fees are generally due on or before store opening, and royalties are due monthly as determined based on a percentage of sales. The Company has determined that the pre-opening services and the franchise license are not distinct since they are highly dependent upon and interrelated with the other service. Accordingly, franchise agreements contain a single performance obligation that is satisfied over the term of the contract with the related franchise fees being deferred and recognized ratably over the contract term, beginning at store opening, since time is the best measure of how the performance obligation is satisfied. Royalties are recognized as the related franchisee sales occur each month in accordance with the sales and usage-based guidance of Topic 606.

13

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

Factory revenue is derived from the sale of goods that the Company produces and sells to certain franchisees. For most of the Company’s factory sales, control transfers, and therefore, revenue is recognized upon receipt of goods by the franchisee.

Company-owned store revenue is recognized when payment is tendered at the point of sale to the customer, which is the point in time when the Company’s performance obligation has been satisfied. The Company presents Company-owned store revenue net of sales taxes collected from customers.

Licensing and other revenue is primarily derived from the licensing of the Company’s trademarks and certain referral fees paid by vendors of the Company’s franchisees. Revenue is recognized each month as the underlying performance obligation is satisfied, and when applicable, the Company recognizes licensing revenue in accordance with the sales and usage-based guidance of Topic 606.

Incremental costs incurred to obtain the franchise agreements, such as commissions, are capitalized as a component of other assets in the consolidated balance sheets and recognized as expense over the term of each respective franchise agreement.

Advertising

The Company administers advertising funds in connection with its franchise brands (Marketing Funds). Marketing Funds are separate legal entities from the Company. Franchisees fund the Marketing Funds pursuant to franchise agreements that generally require domestic franchisees to remit up to 2% of their gross sales to the applicable Marketing Fund. These funds are used exclusively for marketing of the respective franchised brands. The purpose of the Marketing Funds is to centralize the advertising of the respective franchise concept into regional and national campaigns. The Company serves as the administrator of the Marketing Funds and the Marketing Funds reimburse the Company on a cost-only basis for the amount the Company spends for advertising expenses related to the franchised brands. Additionally, if the Marketing Funds are dissolved, any remaining cash in the fund will be distributed back to the franchisees or spent on advertising.

Based on the foregoing, the Company has determined that the Marketing Funds are variable interest entities (VIEs). The Company is not the primary beneficiary of these VIEs and does not have the power to direct the activities of the Marketing Funds, which most significantly impact their economic performance. Therefore, the Marketing Funds are excluded from the consolidated financial statements of the Company.

Research and Development

The Company operates an innovation laboratory in its manufacturing facility in Atlanta, Georgia where it develops new flavors, new offerings and new formulations of its food products across all of its QSR brands. Research and development costs are expensed as incurred and were $33 and $16 for the years ended December 31, 2020 and 2019, respectively.

14

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

Equity-Based Plan

The Company has an incentive compensation plan (the Plan) for certain senior executives that provides an opportunity to receive an equity interest in a parent entity of GFGH. The Plan has a number of conditions, including vesting provisions, that must be met prior to receiving the equity interest. Equity awards are measured at the grant date fair value of the award. During 2019, one grant was made but forfeited before any amount was vested. See Note 9 for equity grants and compensation expense recorded under the Plan in 2020.

New Accounting Standards

In November 2019, the FASB issued ASU 2019-10, Financial Instruments - Credit Losses (Topic 326): Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates. This ASU amends the effective dates of ASU 2017-12 (Hedging) for fiscal years beginning after December 15, 2020; ASU 2016-13, Credit Losses, for fiscal years beginning after December 15, 2022; and ASU 2016-02, Leases, for fiscal years beginning after December 15, 2020. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606), and Leases (Topic 842): Effective Dates for Certain Entities. This ASU amends the effective date of ASU 2016-02, Leases, for fiscal years beginning after December 15, 2021.

In May 2019, the FASB issued ASU 2019-05, Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief. These amendments provide entities that have certain instruments within the scope of Subtopic 326-20, Financial Instruments - Credit Losses - Measured at Amortized Cost, with an option to irrevocably elect the fair value option in Subtopic 825-10, Financial Instruments - Overall, applied on an instrument-by-instrument basis for eligible instruments, upon adoption of Topic 326. The fair value option election does not apply to held-to-maturity debt securities. An entity that elects the fair value option should subsequently apply the guidance in Subtopics 820-10, Fair Value Measurement - Overall, and 825-10. For entities that have not yet adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), the transition methodology is the same as in ASU 2016-13. Early adoption is permitted in any interim period after the issuance of ASU 2019-05 as an entity has adopted the amendments in ASU 2016-13. The amendments should be applied on a modified retrospective basis by means of a cumulative-effect adjustment to the opening balance of retained earnings in the balance sheet as of the date that an entity adopted ASU 2016-13.

In July 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. Among other things, these amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. The amendments are effective for fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of these amendments could have on its consolidated financial position, results of operations and cash flows.

15

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The standard requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition. The standard requires lessors to classify leases as either sales-type, finance or operating. A sales-type lease occurs if the lessor transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as a financing lease. If the lessor does not convey risks and rewards or control, an operating lease results. In November 2019, the FASB issued ASU 2019-10, deferring the effective date of this standards update to fiscal years beginning after December 15, 2020. In June 2020, the FASB issued ASU 2020-05, which permitted private entities that have not yet issued their financial statements or made financial statements available for issuance as of June 3, 2020 to adopt Topic 842 for annual reporting periods beginning after December 15, 2021, and for interim reporting periods within annual reporting periods beginning after December 15, 2022. The Company is currently assessing the impact adoption of this standard will have on its consolidated financial statements.

2. Coronavirus (COVID-19), Business Operations and Alleviation of Going Concern

In March 2020, the World Health Organization declared the viral strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The spread of COVID-19 resulted in virtually all governments issuing restrictive orders, including “shelter-in-place” orders around the globe to assist in mitigating the spread of the virus.

The COVID-19 pandemic significantly impacted the Company’s operations, and the Company experienced losses in certain of its operations. COVID-19 caused rapidly changing market conditions, including the temporary closures of certain Company-owned and franchisee stores, and uncertainty as to the impact on future operations and operating forecasts.

Although the Company cannot reasonably estimate the length or severity of the pandemic, or a potential future follow-on wave of COVID-19, or the outbreak of other health epidemics, the Company has experienced improved demand for its products in the second half of 2020. Market conditions have improved due to shelter-in-place orders and other restrictions on travel, public gatherings, etc., by state and local governments having been relaxed, or in some cases eliminated altogether. The Company also believes that the expansion of ongoing vaccination programs is contributing to an increase in consumer confidence.

The Company is required to evaluate whether there is substantial doubt about its ability to continue as a going concern each reporting period, including interim periods. Management considered the conditions and events that could raise substantial doubt about the Company’s ability to continue as a going concern within 12 months after the Company’s consolidated financial statements were available to be issued on October 5, 2021. The Company is subject to a number of risks similar to those of other franchise operations. The attainment of profitable operations is dependent on future events, including ensuring adequate financing to fulfill the Company’s growth and operating activities and generating a level of revenues adequate to support the Company’s cost structure.

Management considered the Company’s current financial condition and liquidity sources, including the recently completed amendment to its credit facility (see Note 8), current funds available, forecasted future cash flows and the Company’s conditional and unconditional obligations due after October 5, 2021. Additionally, on July 22, 2021, FAT Brands Inc. acquired LS GFG Holdings Inc. and its direct and indirect subsidiaries including GFGH (see Note 13). Based on these factors, management believes that the circumstances that during 2020 gave rise to uncertainty as to the Company’s ability to continue as a going concern have been alleviated, and, therefore, the Company no longer has substantial doubt as to its ability to continue as a going concern.

16

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

3. Revenue Recognition

The Company disaggregates revenue based upon the nature of its goods and services and the timing and manner in which they are transferred to the customer as discussed in Note 1. This disaggregation of revenue is presented in the accompanying consolidated statement of operations.

Contract Balances

The timing of invoicing to customers often differs from the timing of revenue recognition and these timing differences can result in receivables or contract liabilities (deferred revenue) on the Company’s consolidated balance sheets. With the exception of royalties, fees in the Company’s contracts are fixed and are generally due at the point of sale for Company store revenue, within a short timeframe of delivery for factory revenue, or at or near contract inception for franchise fees. The Company has an established history of collecting under the terms of its contracts without providing refunds or concessions to its customers. In its franchise agreements where the franchise license is expected to be transferred on an ongoing basis for several years after a portion of the related payment is received, the Company has determined that the contracts generally do not include a significant financing component since the majority of the consideration is variable (royalties) and the amount and timing of the consideration is outside of the control of the customer and the Company.

The Company has an unconditional right to consideration for all goods and services transferred to the customer. That unconditional right to consideration is reflected in accounts receivable in the accompanying consolidated balance sheets in accordance with Topic 606. Contract liabilities are reflected in deferred revenue in the accompanying consolidated balance sheets and reflect amounts allocated to performance obligations that have not yet been transferred to the customer related to its franchise agreements – the performance obligations comprised of the combined pre-opening services and franchise licenses. During the year ended December 31, 2020, the Company recognized approximately $0.3 million of revenue related to franchise fees that were deferred as of January 1, 2020, as adjusted for Topic 606.

Remaining Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of accounting within the contract. The transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied by transferring the promised good or service to the customer. The Company identifies performance obligations at contract inception so that it can monitor and account for the obligations over the life of the contract. Remaining performance obligations represent the portion of the transaction price in a contract allocated to products and services not yet transferred to the customer. As of December 31, 2020, the aggregate amount of the contractual transaction prices allocated to remaining performance obligations was approximately $2.6 million. The Company expects to recognize revenue for its remaining performance obligations as of December 31, 2020 in future periods as follows:

Within one year	$496
Between one and three years	503
Thereafter	1,551
Total Value of Remaining Performance Obligations	$2,550

17

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

In accordance with Topic 606, the Company has elected not to disclose the value of remaining performance obligations for the portion of the transaction price that is being recognized under the sales and usage-based royalty guidance. In addition, the Company has elected not to disclose the value of remaining performance obligations for contracts with performance obligations that are expected, at contract inception, to be satisfied over a period that does not exceed one year.

Impact of Adoption of Topic 606

The accompanying consolidated balance sheet, the consolidated statements of operations and cash flows for year ended December 31, 2019 have not been revised for the effects of Topic 606 and are therefore not comparable to the December 31, 2020 period.

The cumulative impact due to the adoption of Topic 606 on the January 1, 2020 adoption date consolidated balance sheet was an increase of $648 in deferred revenue and $479, net of tax, in accumulated deficit.

The following table presents the effects of adopting Topic 606 on the Company’s consolidated statement of operations for the year ended December 31, 2020:

	As reported, Topic 606	Adjustments	Amounts under prior GAAP
Total Revenues	$114,336	$1,029	$115,365
Operating Loss	(15,702)	1,029	(14,673)
Loss Before Income Taxes	(36,707)	1,029	(35,678)
Income Tax Expense (Benefit)	(8,375)	257	(8,118)
Net Loss	(28,332)	257	(28,075)

4. Refranchising and Assets Held for Sale

During 2020, the Company completed the refranchising sale of 32 Round Table Pizza Company-owned stores to existing franchisees for aggregate cash proceeds of $8,466, net of certain closing adjustments. Included in the cash proceeds are initial franchise fees of $800 that are recorded within franchise fee revenue in the consolidated statements of operations. The transactions resulted in an aggregate net gain of $223.

Assets held for sale include the net book value of property and equipment for Company-owned stores that the Company plans to sell within the next year to new or existing franchisees. Long-lived assets that meet the criteria are accounted for as held for sale and reported at the lower of their carrying value or fair value less estimated cost to sell. The Company reclassified to assets held for sale $9,751 of property and equipment, net of $1,007 lease liabilities written-off, related to its remaining 38 Round Table Pizza Company-owned stores it intends to refranchise during 2021. An impairment adjustment of $4,439 was recorded to these assets held for sale in other expenses in order to reflect them at their estimated net realizable value, net of estimated direct selling costs, in the consolidated balance sheet as of December 31, 2020.

Through October 5, 2021, the Company refranchised 26 of the remaining 38 Round Table Pizza Company-owned stores for cash proceeds of $3,336, net of certain closing adjustments, and including $675 of franchise fee revenue.

18

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

5. Property and Equipment

Property and equipment consist of the following:

December 31,	2020	2019	Estimated Useful Lives (Years)
Furniture and fixtures	$88	$3,529	7-10
Machinery and equipment	4,930	6,262	7-20
Computer equipment and software	773	1,161	3-5
Building	1,264	1,313	25
Land	430	430	Unlimited
Vehicles	53	60	5-7
Leasehold improvements	2,085	15,323	5-10
Total Property and Equipment	9,623	28,078
Less: accumulated depreciation	(3,403)	(3,701)
Property and Equipment, net of accumulated depreciation	$6,220	$24,377

Total depreciation expense related to property and equipment was $2,395 and $3,430 for the years ended December 31, 2020 and 2019, respectively.

6. Goodwill, Trademarks and Other Intangible Assets

Goodwill is tested for impairment annually or in the case of a triggering event, which indicates it is more likely than not (a likelihood of more than 50%) that the fair value of the entity may be below its carrying amount. Trademarks and other non-amortizable intangibles are tested for potential impairment annually and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of an asset below the respective carrying amount. Inherent in the fair value determinations are certain judgments and estimates, including projections of future cash flows, the discount rate reflecting the risk inherent in future cash flows, the interpretation of current economic indicators, market valuations and strategic plans with regard to the Company’s operations. A change in these underlying assumptions would cause a change in the results of the impairment tests, which could cause the fair value to be more or less than the respective carrying amounts. In addition, to the extent that there are significant changes in market conditions or overall economic conditions, or the Company’s strategic plans change, it is possible that impairment charges in addition to those discussed below may occur in the future.

During 2020, the Company determined that the impact of the COVID-19 pandemic on its operations constituted a triggering event that required trademarks and other intangible assets be tested for impairment. In performing its quantitative analysis, the Company considered, among other things, its operating performance during fiscal 2020 and the impact that performance will likely have on the long-term forecast of future trends in sales, operating expenses, overhead expenses, capital spending and general economic conditions.

Based on the results of these assessments, the Company recorded impairments on its Round Table Pizza, Pretzelmaker and Hot Dog on a Stick trademarks of $14,382, $7,628 and $2,466, respectively, for the year ended December 31, 2020.

19

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

During 2019, the Company determined that a triggering event had occurred related to its actual and projected performance subsequent to the 2018 Acquisition in comparison to the projections developed concurrent with the 2018 Acquisition, thus requiring the Company to qualitatively evaluate its goodwill and trademarks asset balances. The Company concluded, based on its analysis, that the fair value of goodwill did not exceed the carrying amount, and thus, an impairment of $60,500 was recorded as of December 31, 2019. In determining fair value, the Company applied a blend of the income approach using a discounted cash flow analysis, and the market approach.

The Company also recorded impairments on its Round Table Pizza and Pretzelmaker trademarks of $4,835 and $163, respectively, for the year ended December 31, 2019.

The fair values of the trademarks for both the 2019 and 2020 analyses were estimated using the multi-period excess earnings methodology of the income approach that includes both the hypothetical royalties avoided through ownership of the trademark on Company-owned stores and actual royalties received from franchisees.

No impairments were indicated for the Company’s indefinite-lived customer/supplier relationships or the Company’s amortizable brand-specific franchise agreements intangibles in either 2019 or 2020.

The inputs and assumptions utilized by the Company in the impairment analyses of goodwill, trademarks and other intangible assets are classified as Level 3 inputs in the fair value hierarchy (see Note 1).

Goodwill

The following table details the carrying amount of goodwill:

Balance, December 31, 2018	$60,610
Adjustments related to the 2018 Acquisition	(110)
Impairment Expense	(60,500)
Balance, December 31, 2019	0
Balance, December 31, 2020	$0

Trademarks and Other Intangible Assets

Other non-amortizable intangible assets consist of customer/supplier relationships related to the acquired exclusive supply and customer relationships with its franchisees.

20

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

Trademarks and other non-amortizable intangible assets by brand, net of impairment, are as follows:

December 31,	2020	2019
Trademarks:
Round Table Pizza	$97,257	$111,639
Great American Cookies	53,500	53,500
Marble Slab Creamery	28,568	28,568
Pretzelmaker	18,691	26,319
Hog Dog on a Stick	6,716	9,182
Total Trademarks	204,732	229,208
Customer/supplier relationships	109,438	109,438
Total Trademarks and Other Non-Amortizable Intangible Assets	$314,170	$338,646

Amortizable intangible assets by brand consist of franchise agreements and are as follows:

December 31,	2020	2019
Round Table Pizza	$3,204	$3,204
Great American Cookies	3,374	3,374
Marble Slab Creamery	2,686	2,686
Pretzelmaker	1,612	1,612
Hog Dog on a Stick	245	245
Total Amortizable Intangible Assets	11,121	11,121
Less: accumulated amortization	(3,503)	(1,824)
Total Amortizable Intangible Assets, Net	$7,618	$9,297

Total amortization expense was $1,679 and $1,684 for the years ended December 31, 2020 and 2019, respectively.

The following table presents the amortization expense by brand expected to be recognized over the amortization period of the Company’s amortizable intangible assets as of December 31, 2020:

Year ended December 31,	2021	2022	2023	2024	2025	Thereafter
Round Table Pizza	$506	$506	$506	$506	$126	$-
Great American Cookies	500	500	500	500	333	-
Marble Slab Creamery	370	370	370	370	370	61
Pretzelmaker	268	268	268	247	-	-
Hog Dog on a Stick	34	34	34	34	34	3
Total Future Amortization Expense	$1,678	$1,678	$1,678	$1,657	$863	$64

21

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

7. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

December 31,	2020	2019
Accounts payable	$4,444	$2,984
Accrued professional fees	45	53
Accrued compensation and benefits	1,797	1,615
Other accrued liabilities	3,353	2,654
Accrued interest payable	2,565	54
Accrued sales taxes payable	397	463
Total	$12,601	$7,823

8. Debt

The Company’s debt consists of the following:

December 31,	2020	2019
Senior Secured Term Loan, interest payable monthly at variable interest rates	$245,630	$247,500
Revolving credit loan	14,455	2,000
Paycheck Protection Plan loans	5,516	-
Unamortized debt discount and deferred financing costs	(5,912)	(7,938)
Total Debt, net of discount	259,689	241,562
Less: current portion of long-term debt, net of discount	(17,845)	(241,562)
Long-Term Debt, net of discount	$241,844	$-

The Second Amendment (Subsequent Event) (capitalized terms defined further below)

On March 10, 2021, GFGH and the Lenders amended the Company’s Forbearance Agreement (the Second Amendment) to resolve the certain specific defaults incurred during 2020 under the terms of the 2018 Credit Agreement and provide for modified covenants and other terms.

Among other things, the Second Amendment: (i) waives the specified events of default, as defined; (ii) includes a mutual release of claims; (iii) relaxes the quarterly maximum net leverage ratios through December 31, 2022; (iv) includes restrictions on assets sales and limitations on indebtedness; (v) requires depository account control agreements for certain of the Company’s bank accounts with certain financial institutions; (vi) contains a minimum liquidity covenant; (vii) requires excess available cash of the Company, as defined, to be paid against the Revolving Loan to the extent of borrowed amounts outstanding under the Revolving Loan; and (viii) requires that, upon the occurrence of certain events, as defined, certain related parties of the Company shall make direct payments to the Lenders in an aggregate amount of up to $15.0 million, which thereby would create junior lien secured indebtedness on the part of the Company to those certain related parties.

Concurrent with the execution of the Second Amendment, the Company made prepayments from its available cash balance on the outstanding Term Loan and the Revolving Loan of $8.0 million and $6.0 million, respectively. The Company subsequently prepaid an additional $2.0 million on the Term Loan in conjunction with the refranchising of certain Company-owned stores that took place in April 2021 (see Note 4).

22

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

Amounts borrowed under the Second Amendment are at variable rates and, except for default-triggered provisions and certain other conditions, are generally based on LIBOR, subject to a 1.0% floor, plus an applicable margin, and provide the option to treat 2.0% of the interest charged as pay-in-kind interest (PIK Interest) by adding such PIK Interest to the principal amount of the Term Loan and/or the Revolving Loan, as applicable. The interest rate under LIBOR-based pricing for both the Term Loan and the Revolving Loan was 9.0%, inclusive of an 8.0% applicable margin as of the Transaction Date. The applicable margin for borrowings is subject to step-downs based on maximum net leverage ratios.

The Company determined that, in accordance with ASC 470, Debt – Modifications and Extinguishments, both the Second Amendment and the Forbearance Agreement would be accounted for as debt modifications with respect to both the Term Loan and the Revolving Loan, and as such, since fees associated with the Second Amendment and the Forbearance Agreement were immaterial, no changes to the previously recorded debt issuance costs would be recognized.

The Company has complied with the Second Amendment terms and paid the required debt service payments through the Transaction Date.

As the result of the Company having obtained a firm financing commitment from the Lenders with the Second Amendment, and given other facts and circumstances as discussed in Note 2, the Company’s management has determined that the substantial doubt that was present during 2020 as to the Company’s ability to continue as a going concern for at least one year after the date the financial statements are issued no longer exists; accordingly, the Company’s debt, less the portion of principal scheduled to be paid within one year from the balance sheet date, is classified as a long-term liability in the accompanying consolidated balance sheet as of December 31, 2020.

The 2018 Credit Agreement and the Forbearance Agreement

On November 19, 2018, GFGH entered into a credit agreement with a syndicate of lenders (the Lenders) in connection with the 2018 Acquisition (the 2018 Credit Agreement). The 2018 Credit Agreement includes, among other things, a $250,000 Term Loan maturing in November 2025 and a revolving credit commitment (the Revolving Loan). Amounts borrowed under the 2018 Credit Agreement are at variable rates and, except for default-triggered provisions and certain other conditions, are generally based on the London Inter-Bank Offered Rate (LIBOR) plus a margin.

The Revolving Loan permits the Company to borrow up to $15,000 through the maturity date in November 2024 and requires the Company to pay an annual commitment fee of 0.5% on the unused portion of the Revolving Loan. Outstanding letters of credit reduce the availability of borrowing under the Revolving Loan.

Commencing with the year ended December 31, 2019 and annually thereafter, the Company is required to make a prepayment in an amount equal to 50% of the excess cash flow, as defined, for such fiscal year (the Excess Cash Flow Payment). The Excess Cash Flow Payment is due and payable not later than ten business days after the date when annual financial statements are required to be delivered to the Administrative Agent for the Lenders, which is 120 calendar days following the end of the fiscal year.

23

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

The Company recorded total debt discounts and deferred financing costs for the 2018 Credit Agreement of $9,965 during the period ended December 31, 2018. These costs are being amortized on a straight-line basis which approximates the effective interest rate method over the remaining life of the loan.

Amortization expense of $2,027 and $2,027 related to debt discounts and deferred financing costs is included in interest expense, net in the accompanying consolidated statements of operations for the years ended December 31, 2020 and 2019, respectively.

All of GFGH’s assets are pledged as collateral under the 2018 Credit Agreement. In addition, the 2018 Credit Agreement contains certain qualitative and quantitative covenants, including, among other items, maximum net leverage ratios, assets sale restrictions and limitations on indebtedness.

In March 2020, the Company drew the remaining available balance of $12,425 under the Revolving Loan to reduce exposure to potential liquidity risk due to the COVID-19 pandemic.

In May 2020, the Company made an Excess Cash Flow Payment of $827, which, under the terms of the 2018 Credit Agreement, permitted the Company to reduce to $0 and $423 the amounts of its scheduled $625 principal payments due in June 2020 and September 2020, respectively.

As a result of the impact of COVID-19 (see Note 2) and other factors, the Company was in breach of certain financial and other covenants commencing with the second fiscal quarter of 2020, which resulted in defaults under the terms of the 2018 Credit Agreement.

In October 2020, the Company entered into the Forbearance and First Amendment to Credit Agreement and Collateral Agreement (the Forbearance Agreement) with respect to the specific defaults under the 2018 Credit Agreement (the provisions of which, with respect to the Forbearance Period, as defined below, comprising the Forbearance Terms). The Forbearance Terms provided that the Lenders temporarily forbear from exercising default remedies under the 2018 Credit Agreement for the specific defaults, subject to the Company’s compliance with the Forbearance Terms, until the earlier of December 31, 2020 or the date the Administrative Agent provides the Company with notice of termination of the forbearance as a result of the occurrence of any one or more Events of Termination (as defined). Among other conditions, the Forbearance Terms included: (i) restrictions on assets sales, (ii) a limitation on the election of interest pricing periods in excess of one month in duration, (iii) a LIBOR floor of 1% for LIBOR-based pricing, (iv) the option to treat 1% of the interest charged as PIK Interest during the Forbearance Period, (v) depository account control agreements for certain of the Company’s bank accounts with certain financial institutions and (vi) a minimum liquidity covenant.

The interest rate under LIBOR-based pricing for both the Term Loan and the Revolving Loan was 8.0%, inclusive of a 7.0% margin, as of December 31, 2020. The interest rate for both the Term Loan and Revolving Loan was 7.8%, inclusive of a 6.0% margin, as of December 31, 2019.

At December 31, 2020 and 2019, the available balance of the Revolving Loan was $0 and $12,425, respectively, net of outstanding letters of credit of $575.

During the year ended December 31, 2020, the Company elected to accrue PIK Interest of $629 and $30 relating to, and thereby increasing the balances of, the Term Loan and the Revolving Loan, respectively.

24

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

The Company was in compliance with the terms of the Forbearance Agreement and paid the required debt service payments under the terms of the 2018 Credit Agreement and the Forbearance Agreement as of December 31, 2020, and subsequently through the end of the Forbearance Period. As described above, the Company exited the Forbearance Period on March 10, 2021, and the Second Amendment replaced the Forbearance Agreement.

Paycheck Protection Plan (PPP) Loans

In April 2020, certain of the indirect subsidiaries of the Company (the PPP Borrowers) were granted loans (the PPP Loans) totaling $5,516 pursuant to the Paycheck Protection Plan under the provisions of the Coronavirus Aid, Relief and Economic Security Act (the CARES Act), which was enacted in March 2020. The application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the PPP Loans request necessary to support the ongoing operations of the Company. This certification further required the Company to take into account its current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the PPP Loans associated with these funds, is dependent on the Company having initially qualified for the PPP Loans and qualifying for the forgiveness of the PPP Loans based on its future adherence to the forgiveness criteria. Funds from the PPP Loans may only be used for payroll costs and any payments of certain covered interest, lease and utility payments. Under the terms of the PPP, certain amounts of the PPP Loans may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company submitted applications for forgiveness for three loans totaling $4,328 as of December 31, 2020, and subsequently received forgiveness for these three loans between April and June 2021, which is a non-cash transaction. During 2021, the Company applied for forgiveness of approximately $800 of the total balance of $1,188 of its remaining outstanding loan. Although the company expects the applied for portion of this loan to be forgiven, no assurances can be provided that such forgiveness will be obtained. The PPP Loans bear interest of 1.0% and, to the extent not forgiven, have a two-year maturity unless, as provided for by the PPP, the borrower and the lender mutually agree to extend the term of the loan to five years.

The Small Business Administration has stated that all PPP loans in excess of $2 million, and other PPP loans as appropriate, will be subject to review by the SBA for compliance with program requirements. If the SBA determines in the course of its review that a borrower lacked an adequate basis for the required certification concerning the necessity of the loan request or the subsequent use of loan proceeds, the SBA will seek repayment of the PPP loan, including interest and potential penalties. While we believe our loan was properly obtained [and forgiven], there can be no assurance regarding the outcome of an SBA review. We have not accrued any liability associated with the risk of an adverse SBA review.

The aggregate future maturities of long-term debt for each of the years subsequent to December 31, 2020 are $19,872 in 2021, $4,644 in 2022, $2,500 in 2023, $10,955 in 2024, and $227,630 in 2025.

9. Equity-Based Compensation

The Company grants a certain class of share ownership units (the Share Units), which the Company has determined are equity-classified awards, in an indirect parent (the Indirect Parent) of the Company or, under certain circumstances as set forth in the Plan, in certain other affiliates of the Company. The specific terms, requirements and definitions related to the Share Units awards are included in the Plan. The Share Units vest based on: (i) continuous employment and service requirements; (ii) a vesting period of between three and seven years in the case of Time Awards, of which a portion of these Share Units vest only upon a change of control as defined in the Plan and for which the Company utilizes an estimated vesting life; (iii) achieving certain operating results in the case of Performance Awards; and (iv) acceleration of vesting in the event of a change of control as defined in the Plan.

25

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

The Company estimates the fair value of each Share Unit as of the date of the grant by allocating the total equity of the Indirect Parent using the Option-Pricing Method. The Option-Pricing Method treats different classes of equity as call options on the total equity value, with exercise (or strike) prices based on the value thresholds at which the allocation among the various holders of the Indirect Parent’s securities changes. The values of the options associated with each strike price are calculated using the Black-Scholes option pricing model. The Black-Scholes Option-Pricing Method considers volatility, term and risk-free rate inputs.

Since the Indirect Parent’s equity is not publicly traded, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant.

The following table summarizes the Share Units awards activity:

	Time Awards	Performance Awards	Total
Outstanding, December 31, 2019	-	-	-
Granted	4,994,764	2,497,382	7,492,146
Outstanding, December 31, 2020	4,994,764	2,497,382	7,492,146
Vested, December 31, 2020	-	-	-

The fair value of Share Units granted is based on the assumptions in the following table:

December 31, 2020
Expected term (years)	7
Interest rate	0.58% - 1.45%
Volatility	25.38% - 30.75%
Dividend yield	-

The weighted-average grant date fair value of Share Units granted for the year ended December 31, 2020 is $0.11.

The Company recognizes compensation expense for awards with graded vesting on a straight-line basis over the requisite service period for each separately vesting portion of the award. Equity-based compensation expense of $136 and $0 is included in the consolidated statements of operations for the years ended December 31, 2020 and 2019, respectively. The total compensation expense related to unvested awards not yet recognized in the consolidated financial statements is $434. This amount was scheduled to be recognized as expense through 2026; however, the Plan was terminated concurrent with The Transaction.

26

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

10. Income Taxes

A summary of current and deferred income taxes included in the consolidated statements of operations is as follows:

Year ended December 31,	2020	2019
Current:
Federal	$-	$(8)
State and local	148	(143)
Foreign	36	55
Current Tax Expense (Benefit)	184	(96)
Deferred:
Federal	(7,683)	(1,800)
State and local	(876)	4,156
Deferred Tax Expense (Benefit)	(8,559)	2,356
Total Tax Expense (Benefit)	$(8,375)	$2,260

Tax Rate Reconciliation

Income tax expense (benefit) differed from the amounts computed by applying the U.S. federal income tax rate of 21% to pretax income (loss) as a result of the following:

Year ended December 31,	2020	2019
Statutory federal income taxes	$(7,709)	$(13,766)
Increase (reduction) in income tax expense (benefit) resulting from:
Foreign	33	43
Goodwill impairment	-	11,590
Permanent differences	13	41
Valuation allowance	651	1,488
State and local income taxes, net of federal income tax benefit	(1,453)	(515)
Change in state deferred tax rate	-	3,321
Other, net	90	58
Net Income Tax Expense (Benefit)	$(8,375)	$2,260

The Company established a valuation allowance in 2019 in expectation of reduced future taxable income in certain states.

27

GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

Deferred Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

December 31,	2020	2019
Deferred Tax Assets
Net operating loss carryforwards	$13,180	$10,699
Business interest limitation	7,945	5,439
Transaction costs	1,124	1,249
Other deductible temporary differences	779	723
Accounts receivable	258	185
Less valuation allowance	(2,533)	(1,881)
Total Net Deferred Assets	20,753	16,414
Deferred Tax Liabilities
Goodwill and non-amortizable intangible assets	(51,830)	(54,816)
Property and equipment	301	(1,031)
Other taxable temporary differences	(493)	(565)
Total Gross Deferred Liabilities	(52,022)	(56,412)
Net Deferred Tax Assets (Liabilities)	$(31,269)	$(39,998)

The valuation allowance for deferred tax assets as of December 31, 2020 and 2019 was $2,533 and $1,881, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income and tax-planning strategies in making this assessment. Based on all available positive and negative evidence, management has established a valuation allowance against certain state net operating losses that are not expected to be realized.

At December 31, 2020, the Company has net operating loss carryforwards for federal income tax purposes of $35,700, expiring in the years 2033 to 2037 and has an additional $13,700 of net operating loss carryforwards for federal purposes that do not expire, which are available to offset future federal taxable income and an interest limitation carryforward of $34,004, which can offset federal taxable income to the extent it is deductible in accordance with Internal Revenue Code Section 163(j). The Company has net operating loss carryforwards for state income tax purposes of $45,425, which are available to offset future state taxable income, expiring in the years 2021 to 2037.

In general, the statute of limitations remains open for three years from the date of filing federal and state tax returns. However, if the Company uses net operating losses in a future year, the taxing authority can examine the losses being used even if the statute of limitations for the loss year has closed.

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GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

11. Benefit Plans

The Company’s defined contribution plan under Section 401(k) of the Internal Revenue Code provides for voluntary employee contributions for substantially all employees. Under the terms of the plan, employees are permitted to make contributions up to the annual contribution limits established by the IRS. The Company makes matching contributions of up to 4% of employee contributions. The Company made contributions of $438 and $468 to the plan for the years ended December 31, 2020 and 2019, respectively.

12. Commitments and Contingencies

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Operating Leases

The Company is obligated under noncancelable operating leases for store locations, office space and equipment. Future minimum lease payments under noncancelable operating leases as of December 31, 2020 are as follows:

Year ending December 31,
2021	$5,678
2022	4,662
2023	3,396
2024	2,708
2025	2,437
Thereafter	4,271
Total Operating Leases	$23,152

Rent expense under operating leases was $12,258 and $13,052 for the years ended December 31, 2020 and 2019, respectively. Rent expense is recognized on a straight-line basis over the lease period based upon the aggregate lease payments. The lease period has been determined as the original lease term without renewals, unless and until the exercise of lease renewal options is reasonably assured, and also includes any period provided by the landlord as a “free-rent” period. Aggregate lease payments include all rental payments specified in the contract, including contractual rent increases.

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GFG Holding, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

Contingencies Related to Refranchising

As discussed in Note 4, the Company completed the refranchising sale of 32 Round Table Pizza Company-owned stores to existing franchisees in 2020. Upon completion of these refranchisings, the Company remained as guarantor on certain of the operating leases. The potential maximum future minimum lease payments the Company could be held liable for under these guaranteed lease arrangements was $8,698 as of December 31, 2020.

13. Subsequent Events

On July 22, 2021, FAT Brands Inc. acquired LS GFG Holdings Inc. and its direct and indirect subsidiaries including GFGH. The Transaction was funded with cash and stock, including $350 million in cash from newly issued notes and cash on hand, $67.5 million in Series B preferred stock and $25 million in common stock. As of the Transaction Date, all outstanding borrowings under the Company’s Senior Secured Term Loan (see Note 8) were paid in full, and an escrow account was funded for approximately $1.2 million representing the remaining unforgiven portion of the PPP Loans plus estimated accrued and future interest.

Management has evaluated subsequent events through October 5, 2021, the date the consolidated financial statements were available for issuance and other than as described above and in Notes 1, 2, 4, 8 and 9, there have been no material events impacting the Company.

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